SCHEDULE 14A INFORMATION


        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]


Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to section 240.14a-11(c) or
Section 240.14a-12


             ATLANTIC COAST AIRLINES HOLDINGS, INC.
        (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box)

[X]   No fee required.

[  ] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1) or
Item 22(a)(2) of Schedule 14A.
[  ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and O-11.
     1.   Title of each class of securities to which transaction
     applies:
     ______________________________________________________
     2.   Aggregate number of securities to which transaction
     applies:
     ______________________________________________________
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth maximum amount on which filing fee is calculated and state how it was determined):
     _______________________________________________________
     4.   Proposed maximum aggregate value of transaction:
     _______________________________________________________
     5.   Total fee paid:
     _______________________________________________________
[  ] Fee previously paid by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1.   Amount Previously Paid:
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     _______________________
     4.   Date Filed:
     _______________________
             ATLANTIC COAST AIRLINES HOLDINGS, INC.
                      45200 Business Court
                     Dulles, Virginia 20166


                                                   April 23, 2001

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Atlantic Coast Airlines Holdings, Inc., to be held on Wednesday, May 30, 2001, at 10:00 a.m. local time, at the Hyatt Reston Town Center, 1800 Presidents Street, Reston, Virginia.

      This year we are asking you to elect nine directors of the Company to serve until the 2001 Annual Meeting and to amend the Company's Restated Certificate of Incorporation to increase the number of shares of stock that the Company is authorized to issue. We are also asking that you ratify the Board of Directors' selection of independent auditors for the year ending December 31, 2001. The Board of Directors recommends that you vote FOR each of these proposals.

      At the Annual Meeting, the Board of Directors will also report on the Company's affairs and provide a discussion period for questions and comments. The Board of Directors appreciates and encourages stockholder attendance and participation.

      Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope that is provided.

     Thank you for your cooperation.

                                        Sincerely,




                                         Kerry B. Skeen
                                         Chairman of the Board of
                                         Directors


             ATLANTIC COAST AIRLINES HOLDINGS, INC.
                      45200 Business Court
                     Dulles, Virginia 20166


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD MAY 30, 2001



To the Stockholders of
ATLANTIC COAST AIRLINES HOLDINGS, INC.:

           NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Meeting") of Atlantic Coast Airlines Holdings, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 30, 2001, at 10:00 a.m., local time, at the Hyatt Reston Town Center, 1800 Presidents Street, Reston, Virginia, for the following purposes, as more fully described in the accompanying Proxy Statement:


1) To elect nine directors to serve for the coming year and until their successors are elected;

2)   To    amend   the   Company's   Restated   Certificate    of
     Incorporation to increase the total number of shares that the Company is authorized to issue;

3)   To   ratify  the  Board  of  Directors'  selection  of   the
     Company's  independent auditors for the fiscal  year  ending
     December 31, 2001; and

4) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

           Only holders of record of the Company's common stock, par value $0.02 per share (the "Common Stock"), at the close of business on April 6, 2001 are entitled to receive notice of and to vote at the Meeting. A list of such holders will be open for examination by any stockholder during regular business hours for a period of ten days prior to the Meeting at the offices of the Company, located at 45200 Business Court, Dulles, Virginia.

           All stockholders are cordially invited to attend the Meeting. In order to ensure that your Common Stock is represented at the Meeting, regardless of whether you intend to attend in person, please complete, date and sign the enclosed proxy and return it promptly in the accompanying postage-paid envelope.

                                    By  order  of  the  Board  of
                                    Directors




                                   Richard J. Kennedy
                                   Vice President, Secretary and
                                   General Counsel
April 23, 2001


            ATLANTIC COAST AIRLINES HOLDINGS, INC.
                      45200 Business Court
                     Dulles, Virginia 20166

                    _________________________

                         PROXY STATEMENT
                    _________________________



      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic Coast Airlines Holdings, Inc. (the "Company") for use at the Company's annual meeting of stockholders, to be held at 10:00
a.m., local time, on Wednesday, May 30, 2001, at the Hyatt Reston Town Center, 1800 Presidents Street, Reston, Virginia, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying proxy card (the "Proxy Card"), together with a copy of the Company's 2000 Annual Report, are first being mailed on or about April 20, 2001, to persons who were holders of record of the Company's Common Stock, par value $0.02 per share (the "Common Stock"), at the close of business on April 6, 2001 (the "Record Date").

Agenda and Voting at the Meeting

     At the Meeting, the holders of shares of Common Stock as of the Record Date will be asked to elect nine members to the Board of Directors for the coming year; to amend the Company's Restated Certificate of Incorporation to increase the total number of shares which the Company has authority to issue to 171,000,000 shares; to ratify the Board of Directors' selection of KPMG LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2001; and to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed April 6, 2001 as the Record Date, and only holders of record of the Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding and entitled to vote approximately 42,878,000 shares of the Common Stock.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Meeting. Nominees to the Board of Directors will be elected by the affirmative vote of a plurality of the shares of the Common Stock present and voting at the Meeting. This means that the nine nominees who receive the largest number of votes cast "FOR" will be elected as directors at the Meeting. Holders of record of Common Stock on the Record Date are entitled to vote for nine director nominees, but may not cumulate their votes in favor of any one nominee. Approval of the proposed amendment to the Company's Restated Certificate of Incorporation requires an affirmative vote of at least a majority of the shares outstanding as of the Record Date. Approval of the other proposal to be raised at the Meeting requires an affirmative vote of at least a majority of the shares present and entitled to be voted at the Meeting. On each of these matters, holders of record of Common Stock on the Record Date are entitled to one vote for each share of Common Stock held, except as described below under "Foreign Ownership of Shares."

      In accordance with Delaware law, abstentions are counted as "shares present" for purposes of determining the presence of a quorum and have the effect of a vote "against" any matter as to which they are specified. Shares held by brokers who have not received voting instructions from their customers and who do not have discretionary authority to vote on a particular proposal ("broker non-votes") are not considered "shares present" and therefore have the same effect as shares voted against the proposed amendment to the Company's Restated Certificate of Incorporation but will not affect the outcome of the vote on the other proposals.

Proxies

     If the enclosed Proxy Card is properly executed and returned in time for the Meeting, the shares of Common Stock represented thereby will be voted in accordance with the instructions given thereon. If no instructions are given, shares will be voted "FOR" all of the Board's nominees for election to the Board of Directors and "FOR" each of the other matters discussed in this Proxy Statement. Proxies will extend to, and be voted at, any adjournment or postponement of the Meeting.

      The Board of Directors does not presently intend to introduce any business at the Meeting other than as set forth in this Proxy Statement, and has not been informed that any other business is to be presented at the Meeting. Should any other matter properly come before the Meeting, however, the persons named as proxies in the accompanying Proxy Card or their duly authorized and constituted substitutes intend to vote or act thereon in accordance with their best judgment.

      Any stockholder who has executed and returned a Proxy Card and who for any reason wishes to revoke or change his or her proxy may do so at any time before the proxy is exercised by (i) giving written notice to the Secretary of the Company at the above address, (ii) voting the shares represented by such proxy in person at the Meeting, or (iii) delivering a later dated proxy at any time before the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy. Any stockholder whose shares are held through a bank, brokerage firm or other nominee and who provides voting instructions on a form received from the nominee may revoke or change his or her voting instructions only by contacting the nominee who holds his or her shares.

Foreign Ownership of Shares

       The Federal Aviation Act prohibits non-United States citizens from owning more than 25 percent of the voting interest of a company such as the Company, which owns a United States air carrier. The Company's certificate of incorporation provides that shares of the Company's capital stock may be voted by or at the direction of persons who are not United States citizens provided that such shares are registered on a separate stock registry maintained by the Company for non-United States holders (the "Foreign Stock Registry"). Any holder of Common Stock who is not a United States citizen may request that its shares be registered for purposes of voting at the Meeting by checking the appropriate box on the proxy card. Any such holder may also request that its shares be maintained on the Foreign Stock Registry by providing separate written notice to the Secretary of the Company. If shares representing more than 25% of outstanding shares are registered for any meeting, precedence will be given to foreign holders who demonstrate that their shares were maintained on the Foreign Stock Registry prior to the meeting. The Company does not anticipate that these provisions will operate to limit voting rights at the Meeting. The enclosed proxy card contains a statement that by signing the proxy card or voting, the stockholder certifies that it is a United States citizen as that term is defined in the Federal Aviation Act or that the shares represented by the proxy card have been registered on the Company's Foreign Stock Registry or are requested to be registered for purposes of voting at the Meeting.

      Under Section 40102(a)(15) of the Federal Aviation Act, the term "citizen of the United States" is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, and (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

              PROPOSAL ONE:  ELECTION OF DIRECTORS

      The nine individuals set forth in the table below are the Company's nominees for election to the Board of Directors at the Meeting. Directors are elected for terms of one year and until the next annual meeting of stockholders, and serve until resignation or succession by election or appointment. Each of the nominees has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. If any nominee becomes unavailable for election at the time of the Meeting or is not able to serve if elected, the persons voting the proxies solicited hereby may in their discretion vote for a substitute nominee or the Board of Directors may choose to reduce the number of directors. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve. Each of the nominees currently serves on the Company's Board of Directors.

      The following table sets forth each nominee's name, age as of April 13, 2001 and position with the Company, and the year in which each nominee first became a director:

     Name             Age        Position             Director
                                                       Since
Kerry B. Skeen        48    Chairman of the Board of    1991
                            Directors, Chief
                            Executive Officer and
                            Director
Thomas J. Moore       44    President, Chief            1997
                            Operating Officer and
                            Director
C. Edward Acker       72    Director                    1991
Robert E. Buchanan    58    Director                    1995
Susan MacGregor       55    Director                    1997
Coughlin
Daniel L. McGinnis    62    Director                    2000
James C. Miller III   58    Director                    1995
Judy Shelton          46    Director                    2000
John M. Sullivan      65    Director                    1995

      THE  BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
EACH  OF  THE  NOMINEES.   PROXIES  SOLICITED  BY  THE  BOARD  OF
DIRECTORS  WILL  BE  VOTED  FOR  EACH  OF  THE  NOMINEES   UNLESS
STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.


Background of Nominees

      The following is a brief account of the business experience of each of the nominees for election to the Board of Directors. There are no family relationships among the nominees or special understandings pursuant to which the nominees have been nominated as directors of the Company.

      Kerry B. Skeen. Mr. Skeen is a co-founder of the Company and has been Chairman of the Board of Directors since January 2000, a Director since October 1991, and Chief Executive Officer since March 1995. He was President from October 1992 through December 1999, Executive Vice President from October 1991 to October 1992, and Chief Operating Officer from October 1992 through March 1995. Mr. Skeen was President of the Atlantic Coast division of WestAir Commuter Airlines, Inc. ("WestAir") from 1989 until it was acquired by the Company in 1991. From 1987 to 1989, Mr. Skeen was Vice President of Marketing and Sales of WestAir and, in 1989 was named Senior Vice President of WestAir. Mr. Skeen's affiliation with the regional airline industry began in 1983 when he directed the development and marketing activities of Delta Air Lines, Inc.'s regional airline program, "The Delta Connection."

      Thomas J. Moore. Mr. Moore became President of the Company in January 2000 and has been a Director and Chief Operating Officer since April 1997. He was Executive Vice President from April 1997 through December 1999, and was Senior Vice President of Maintenance and Operations from June 1994 until April 1997. Prior to joining the Company, Mr. Moore spent nearly ten years with Continental Airlines in Houston, Texas, where he served at different times in the positions of staff vice president, senior director of technical planning, director of financial planning and division controller.

      C. Edward Acker. Mr. Acker is a co-founder of the Company and has been a Director since October 1991. He was Chairman of the Board of Directors from April 1993 through December 1999, Chief Executive Officer from October 1991 to March 1995, Vice Chairman from October 1991 to April 1993, and President from October 1991 to October 1992. Mr. Acker continues to serve in an advisory capacity to the Chairman and is an employee of Atlantic Coast Jet, Inc., a subsidiary of the Company. Mr. Acker served as Chairman and Chief Executive Officer of Pan American World Airways, Inc. from 1981 until 1988. Since 1988, Mr. Acker has served as Chairman of The Acker Group, a private company which acts as both principal and adviser in airline-related transactions; and as a partner in Elsbury & Acker, an oil and natural gas exploration company. From February 1995 until February 1996, Mr. Acker served as Chairman and Chief Executive Officer of BWIA International Airways, Ltd. From 1993 to the present, he has served as Chairman of the Board and President of Air Assets, Inc.

      Robert E. Buchanan. Mr. Buchanan has been a Director since March 1995. Mr. Buchanan is President of Buchanan Companies, LLC, a metropolitan Washington, D.C. real estate firm specializing in commercial and residential development, construction and property management in suburban Washington. Mr. Buchanan presently serves on the Board of Directors of the Washington Airports Task Force and the Economic Development Commission of Loudoun County, Virginia (former Chairman), which is home to the Company's corporate office and its hub at Washington-Dulles International Airport. He is also a member of advisory board for George Washington University's Virginia campus and a Trustee for the Greater Washington Initiative.

     Susan MacGregor Coughlin. Mrs. Coughlin has been a Director since October 1997. Mrs. Coughlin has been the Chief Operating Officer and Director of the ATA Foundation since April 1998 and previously was the President of Air Safety Management Associates, an aviation consulting firm, since October 1997. From August 1995 to October 1997 she was President and Chief Operating Officer of BDM Air Safety Management Corp., which designs and develops air traffic control systems, and from April 1994 to August 1995 was a Senior Vice President and General Manager of BDM Federal, Inc. She served as a member of the National Transportation Safety Board from 1990 to 1994, where she was appointed to two consecutive terms as Vice Chairman in 1990 and 1992 and served as Acting Chairman in 1992. She held various positions with the U.S. Department of Transportation from 1987 to 1990 and from 1981 to 1983, and with the Export-Import Bank of the U.S. from 1983 to 1987.

      Daniel L. McGinnis. Mr. McGinnis has been a Director since March 2000. Since June 1999 he has been President, CEO and Director of Sotas, Inc., a developer and manufacturer of telecommunications equipment that is majority owned by Safeguard Scientifics, Inc. From August 1998 until January 1999 he was Senior Vice President of Tellabs Inc. and General Manager of the N.E.T.S. Group of Tellabs. He was with Coherent Communications from 1988 to 1998, joining as President and serving as Chief Executive Officer beginning in 1994. Previously, he served as division controller for Bausch & Lomb, and held senior engineering and sales management positions at Air Products & Chemicals, Clark, Ltd. (U.K.) and Hercules, Inc. He serves on the boards of directors of Loudoun Healthcare, Inc. and CASC, a subsidiary of Loudoun Healthcare. He also is a member of advisory board for George Washington University's Virginia campus and is an active member of the Northern Virginia Roundtable and the Washington Airports Task Force.

      James C. Miller III. Dr. Miller has been a Director since March 1995. He has been associated with Citizens for a Sound Economy since 1988, first as Chairman, and since 1993 as Counselor. He is also Co-Chairman of the Tax Foundation, a member of the Board of the Progress & Freedom Foundation, and a Member of the Board of Visitors of George Mason University. He is a Director of Washington Mutual Investors Fund, the Tax Exempt Fund of Maryland, the Tax Exempt Fund of Virginia, and the Law and Economics Consulting Group. From 1985 to 1988, he served as Director of the Office of Management and Budget and as a member of President Reagan's cabinet. From 1981 to 1985, he was Chairman of the Federal Trade Commission. Dr. Miller wrote his Ph.D. dissertation on airline scheduling and is the co-author of, among other works, a Brookings Institution volume on airline regulation.

     Judy Shelton. Dr. Shelton has been a Director since January 2000. Dr. Shelton is an economist who specializes in international finance and monetary issues, and is the author of books and opinion articles on global financial matters that have been published worldwide. She has been Professor of International Finance at DUXX Graduate School of Business Leadership, Monterrey, Mexico, since 1996, and served as a staff economist for the National Commission on Economic Growth and Tax Reform from 1995 to 1996, and was Senior Research Fellow at the Hoover Institution from 1991 to 1995. She is a director of Hilton Hotels Corporation and of Empower America, and is on the editorial board of the Cato Journal published by the Cato Institute.

      John M. Sullivan. Mr. Sullivan has been a Director since January 1995. Mr. Sullivan joined the accounting firm of Arthur Andersen & Co. in 1958, and was a Partner from 1970 until his retirement from the firm in 1992. He served as International Tax Director for General Motors Corporation from 1992 to 1994, and is currently a financial and tax consultant. He is also a director of Encompass Services Corporation.

Committees and Board Meetings

      During 2001, there were four regular meetings of the Board of Directors and three meetings by telephone conference. Each nominee attended 75% or more of the aggregate of the meetings of the Board and of the Board's committees on which he or she served.

      The Board has two standing committees -- an Audit Committee and a Compensation Committee. Their functions are described below.

     Audit Committee. The role of the Audit Committee is governed by a Charter of Responsibilities and Functions adopted by the Board of Directors in January 2000, a copy of which is attached as Appendix A to this Proxy Statement. Each of the members of the Audit Committee is "independent" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. Pursuant to its Charter, the Audit Committee's functions include the following: recommending to the Board of Directors and evaluating the firm of independent certified public accountants to be appointed as auditors of the Company; reviewing any relationships between the independent auditor and the Company; reviewing and discussing with management and the independent auditors the financial statements of the Company; reviewing the adequacy of the Company's internal controls; reviewing any significant changes in the accounting policies of the Company; and, reviewing any material contingent liabilities. In its review of non-audit service fees paid to the Company's independent auditors, the Committee considered the possible effect of the performance of such services on the auditors' independence. The Audit Committee held five meetings during 2000. The current members of the Audit Committee are Mrs. Coughlin, Mr. McGinnis, and Mr. Miller, who serves as Chairman.

      Compensation Committee. The role of the Compensation Committee is governed by a Charter of Responsibilities and Functions adopted by the Board of Directors. Pursuant to this Charter, the Compensation Committee develops and administers a comprehensive compensation policy for senior management; oversees the establishment and administration of compensation programs for the Company's employees generally; reviews annually the performance of the executive officers of the Company; makes grants under and otherwise administers the Company's equity-based plans and bonus plans; reviews, establishes and approves salaries and other employment and severance arrangements for senior management; and, recommends, adopts and implements compensation and other benefits for members of the Board of Directors. Certain of these functions are subject to consultation with, advice from or ratification by the Board of Directors as the Committee determines appropriate. The Compensation Committee held seven meetings during 2000. The current members of the Compensation Committee are Dr. Shelton, Mr. Sullivan, Mr. Buchanan and Mr. Acker, who serves as Chairman.

Directors' Compensation

      Directors, with the exceptions noted below, received an annual fee of $20,000 for serving as Directors. Directors also are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof. Messrs. Skeen and Moore, as officers of the Company, do not receive compensation for their service on the Board and Mr. Acker, as an employee of a subsidiary of the Company, does not receive cash compensation but does receive stock options as described below. Non-employee directors are entitled to certain flight benefits made available to employees of the Company.

      All outside directors and, commencing in 2001, Mr. Acker, also receive as additional compensation options to purchase shares of the Company's Common Stock, which options vest at the end of the year if the individual continues to serve as a Director as of the end of the year of the grant or if the
Director retires by not standing for re-election at the annual meeting of the stockholders. For each of 2000 and 2001, these directors were granted options for 12,000 shares. The option exercise price for these grants is equal to the closing price of the Company's Common Stock reported for the date prior to the date of the grant. The number of shares indicated above has been adjusted to reflect the two-for-one common stock split paid as a stock dividend on February 23, 2001.


             PROPOSAL TWO:  RATIFY AMENDMENT OF THE
              RESTATED CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES

      On January 25, 2001, the Board of Directors adopted resolutions (i) proposing that the Company's Restated Certificate of Incorporation be amended to increase the number of shares of Common Stock that the Company is authorized to issue, subject to stockholder approval of the amendment (the "Stock Amendment"),
(ii) declaring the Stock Amendment to be advisable and in the best interests of the Company and its stockholders; and (iii) calling for submission of the Stock Amendment for approval by the Company's stockholders at the Meeting.

Introduction

       The Company's Restated Certificate of Incorporation currently authorizes the issuance of (i) 65,000,000 shares of Common Stock, with a par value of two cents ($.02) per share ("Common Stock"); (ii) 6,000,000 shares of Class A-Non-Voting Common Stock, with a par value of two cents ($.02) per share ("Class A Non-Voting Common"); and (iii) 5,000,000 shares of Preferred Stock, with a par value of two cents ($.02) per share ("Preferred Stock").

     Current Use of Shares. As of April 1, 2001, the Company had approximately 52.5 million shares of Common Stock outstanding or committed and approximately 12.5 million shares remaining available for other purposes. The issued or committed shares included approximately 42.9 million shares outstanding, and 9.6 million shares reserved for future issuance under the Company's various benefit plans.

     Effect of Recent Stock Split on Number of Authorized Shares. As part of the same resolution in which the Board of Directors proposed the Stock Amendment, the Board approved a two-for-one common stock split payable as a stock dividend on February 23, 2001 to stockholders of record on February 9, 2001. This stock split required the issuance of shares previously authorized but unissued, with the result that the Company has presently allocated approximately 81% of its authorized shares.

Proposed Amendment to Restated Certificate of Incorporation

     The Board of Directors has adopted resolutions setting forth
(i) the proposed amendment to Paragraph 1 of Article IV of the Company's Restated Certificate of Incorporation; (ii) the advisability of the Stock Amendment; and (iii) a call for submission of the Stock Amendment for approval by the Company's stockholders at the Meeting.

      The following is the text of Paragraph 1 of article IV of the Restated Certificate of Incorporation of the Company, as proposed to be amended:

     1. The total number of shares which the Corporation shall have the authority to issue is 171,000,000 shares, which shall consist of (i) 160,000,000 shares of Common Stock ("Common"), par value $.02 per share; (ii) 6,000,000 shares of Class A Non-Voting Common Stock, par value $.02 per share ("Class A Non-Voting Common" and, together with the Common, the "Common Stock"); and (iii) 5,000,000 shares of preferred stock, par value $.02 per share ("Preferred Stock").

                              * * *

Purpose and Effect of the Stock Amendment

      The Board of Directors believes that it is in the Company's best interests to increase the number of shares of Common Stock that the Company is authorized to issue in order to give the Company additional flexibility to maintain a reasonable stock price through stock splits and stock dividends and to issue Common Stock for other proper corporate purposes that may be identified in the future, including without limitation to raise equity capital, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, and to make acquisitions through the use of Common Stock.

      Other  than  as permitted or required under  the  Company's employee benefit plans and outstanding options, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional Common Stock for any purposes. However, no additional action or authorization by the Company's stockholders would be necessary prior to the issuance of additional shares unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted.

      Under the Company's Restated Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase the newly issued shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

     The Stock Amendment could, under certain circumstances, have an anti-takeover effect, although this is not its intention. For example, in the event of a hostile attempt to take control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The Stock Amendment therefore may have the effect of discouraging unsolicited takeover attempts. However, the Board of Directors is not aware of any attempt or proposal to take control of the Company.

Vote Necessary to Approve the Amendment

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is necessary to approve the Stock Amendment.

Recommendation of the Board

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE TO 160,000,000. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

      PROPOSAL THREE:  RATIFICATION OF INDEPENDENT AUDITORS

       The Board has selected KPMG LLP, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2001 and as a matter of corporate governance is requesting stockholders to ratify that selection. In the event that the Board's selection of auditors is not ratified by a majority of the shares of Common Stock voting thereon, the Board will review its future selection of auditors.

      A representative of KPMG LLP is expected to attend the Meeting and will have the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Meeting.

Disclosure of Auditor Fees

  The following is a description of the fees billed to the Company by KPMG during the year ended December 31, 2000:

  Audit Fees: Audit fees paid by the company to KPMG in connection with KPMG's audit of the company's annual financial statements for the year ended December 31, 2000 and KPMG's review of the company's interim financial statements included in its quarterly reports on Forms 10-Q during that year totaled approximately $169,000.

  Financial  Information Systems Design and Implementation  Fees:
The Company did not engage KPMG to provide advice regarding financial information systems design and implementation during the year ended December 31, 2000.

  All Other Fees: Fees billed to the Company by KPMG during the year ended December 31, 2000 for audit-related and non-audit services other than those described above totaled approximately $369,000. Other fees consisted primarily of tax consulting services, tax compliance services, and employee benefit plan auditing.

Vote Necessary to Approve Ratification

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Meeting is necessary to ratify the Board's selection of KPMG LLP as the Company's independent auditors.

      THE  BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS  A  VOTE  IN
FAVOR OF THE RATIFICATION OF THE SELECTION OF KPMG LLP AS AUDITORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                       EXECUTIVE OFFICERS

      The following table sets forth the name, age as of April 6, 2001 and position of each executive officer of the Company:

                                                      Officer
     Name             Age         Position              Since
Kerry B. Skeen         48   Chairman of the Board       1991
                            of Directors and Chief
                            Executive Officer
Thomas J. Moore        44   President, Chief            1994
                            Operating Officer and
                            Director
Richard J. Surratt     40   Senior Vice President,      1999
                            Chief Financial
                            Officer, Treasurer and
                            Assistant Secretary
Michael S. Davis       36   Senior Vice President -     1995
                            Chief Operating
                            Officer, Atlantic Coast
                            Jet
William R. Lange       56   Senior Vice President -     2000
                            Operations
Richard J. Kennedy     46   Vice President, General     1996
                            Counsel and Secretary
David W. Asai          45   Vice President -            1998
                            Financial Planning,
                            Controller and
                            Assistant Secretary

Background of Executive Officers

      The following is a brief account of the business experience of each of the executive officers of the Company other than Messrs. Skeen and Moore, each of whose background is described above. There are no family relationships or special understandings pursuant to which such persons have been appointed as executive officers of the Company.

      Richard J. Surratt. Mr. Surratt has served as Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary since December 1999. From 1990 until joining the Company Mr. Surratt was with Mobil Corporation. During that time he held a number of executive management positions in corporate finance, accounting and new business development. Most recently he was Director in the Mergers and Acquisitions Group, functioning as the lead finance member for that team. Prior to that position he served as Treasurer of Latin America for the company. In addition to his experience at Mobil, he also spent six years in various management and engineering positions with Advanced Marine Enterprises. Mr. Surratt is a Certified Public Accountant.

      Michael S. Davis. Mr. Davis has been Senior Vice President and Chief Operating Officer of ACJet since July 2000. He was Senior Vice President - Customer Service for ACA from May 1995 to July 2000. From 1993 until that time, he served as Vice President, Customer Service, for Business Express Airlines, Inc. Previously, from 1986 to 1993, he served in a variety of positions with USAir, Inc., including Station Manager in Boston, Passenger Service Manager in Philadelphia, Ramp Operations Manager in Dayton and various positions in Pittsburgh.

      William R. Lange. Mr. Lange has served as Senior Vice President - Operations since October 2000, having joined ACA in February 2000 as Senior Vice President - Technical Operations for ACA, and been appointed a Senior Vice President of the Company in July 2000. From 1997 until December 1999, he served as Executive Vice President for World Airways, Inc., prior to which he served for four years as Executive Vice President and COO for Jetstream Aircraft, Inc. From 1973 through 1992, Mr. Lange held a variety of positions with Pan American World Airways, Inc. including System Director Scheduling, General Manager System Control, Vice President Planning, and President and COO of Pan Am Express, Inc.

      Richard J. Kennedy. Mr. Kennedy has served as General Counsel and Secretary since May 1996 and was named Vice President in November 1997. From 1991 until joining the Company he was with British Aerospace Holdings, Inc., where he served in various capacities including contract negotiation, aircraft finance, and financial restructuring. Previously he was a private attorney in Washington, D.C. for over ten years.

      David W. Asai. Mr. Asai has served as Vice President - Financial Planning, Controller and Assistant Secretary since January 1998. From December 1994 until that time, he served as Vice President, Controller and Chief Accounting Officer at Reno
Air, Inc. From July 1992 to November 1994, Mr. Asai was Vice President - Finance and Chief Financial Officer of Spirit Airlines, Inc. From 1981 to June 1992, Mr. Asai was employed by Midway Airlines, Inc. in various capacities, including Director of Financial Planning and Analysis. Mr. Asai is a Certified Public Accountant.

                     EXECUTIVE COMPENSATION

      The following table sets forth information regarding the compensation of the individual who served as the Company's Chief Executive Officer during 2000, and the Company's four other most highly compensated executive officers serving as executive officers at December 31, 2000. Bonus amounts reflect amounts earned for the specified year regardless of when paid. All share and share-related amounts have been adjusted to reflect the Company's May 15, 1998 and February 23, 2001 two-for-one stock splits.

                   Summary Compensation Table

                        Annual Compensation          Long Term
                                                Compensation Awards
                                   Other                            All
Name and                           Annual   Restricted Securities   Other
Current     Year   Salary   Bonus  Compen-    Stock    Underlying   Compen-
Position                           sation   Awards    Options     sation
                                     (1)    (2) (3)    (3)          (4)

 Kerry B.    2000 $403,462 $59,949 $74,675  $439,063   200,000  $395,000
 Skeen
 Chairman of 1999  316,539 224,966  40,564       -     600,000   395,000
 the Board
 and Chief   1998  295,000 356,360  29,206    653,854  346,000   147,500
 Executive
 Officer

 Thomas J.   2000  253,402  37,930  32,743    210,750  100,000   187,500
 Moore
 President   1999  200,000 117,800  10,493       -     340,000   150,000
 and Chief
 Operating   1998  184,942 180,307  12,674    326,927  146,000    60,000
 Officer

 Michael S.  2000  171,577  25,717  14,772    158,063   50,000    81,000
 Davis
 Senior Vice 1999  140,846  83,328   6,497        -     130,000   81,000
 President
 Customer    1998  136,654 131,610   6,706    196,146    80,200   28,000
 Service

 Richard J.  2000  164,283  24,644  19,546    158,063    80,000   32,400
 Surratt (5)
 Senior Vice 1999    8,723       -       -        -      70,000      -
 President,
 Treasurer   1998        -       -       -        -         -        -
 and Chief
 Financial
 Officer,

 William B.  2000  133,825  22,529   9,029    105,375    50,000      -
 Lange (6)
 Senior Vice 1999        -       -       -        -         -        -
 President
 Operations  1998        -       -       -        -         -        -

______________
(1) Includes income from certain medical expense and tax reimbursement payments and, for Mr. Skeen, automobile allowances of $15,250 in 2000 and 1999.
(2) In 1998, shares of restricted stock were granted in exchange for cancellation of previously granted in-the-money stock options. The restricted stock value reported is based on a grant date closing stock price of $8.50 per share. In 2000, shares of restricted stock were granted to certain executive officers. Shares granted in 2000 vest over three years based on continued employment, subject to acceleration if the Company's stock price increases by at least 25% from the date of grant. Although the Company has not traditionally paid cash dividends, shares of restricted stock would be entitled to participate if dividends
  were  declared.   Year-end value of restricted  stock  held  by
  Messrs. Skeen, Moore, Davis, Surratt, and Lange was $1,139,799, $559,660, $372,576, $183,937 and $122,625, respectively, based on a year-end stock price of $20.4375 per share. Based on the Company's stock price performance, all of these shares vest in April 2001.
(3) Number of options reported in the table for 1998 includes in-the-money options that were cancelled in 1998 upon the grant of restricted stock described in note 2, above, as follows: Mr. Skeen, options for 200,000 shares were cancelled; Mr. Moore, options for 100,000 shares were cancelled; and Mr. Davis, options for 60,000 shares were cancelled.
(4) Represents the total amount of premiums paid by the Company in 2000 for split dollar life insurance under the Company's deferred compensation agreements in the amount of $395,000 for Mr. Skeen, $150,000 for Mr. Moore, $81,000 for Mr. Davis, and $32,400 for Mr. Surratt.
(5) Mr. Surratt joined the Company as Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary in December 1999.
(6) Mr. Lange joined the Company as Senior Vice President - Technical Operations for ACA in February 2000 and became Senior Vice President of the Company in July 2000 and Senior Vice President - Operations in October 2001.

The following table sets forth information regarding grants of stock options by the Company during the fiscal year ended December 31, 2000, to the individuals named in the Summary Compensation Table above. All share and share-related amounts have been adjusted to reflect the Company's May 15, 1998 and February 23, 2001 two-for-one stock splits.

                Option Grants in Last Fiscal Year

                         % of
                         Total
            Number      Options                                Potential
              of        Granted                              Realizable Value
Name      Securities      to                                   at Assumed
          Underlying   Employee   Exercise                   Annual Rates of
            Options   in Fiscal    Price    Expiration       Stock Price
            Granted      Year       (2)        Date         Appreciation (3)

                                                              5%        10%
Kerry B.    200,000(1)  15.74%   $13.38   June 26,2010   $1,682,922 $4,264,855
Skeen

Thomas J.   100,000(1)   7.87%    13.38   June 26,2010      841,461  2,132,427
Moore

Michael S.   50,000(1)   3.93%    13.38   June 26,2010      420,731  1,066,214
Davis

Richard J.   30,000(1)   2.36%    13.38   June 26,2010      252,438    639,728
Surratt      50,000(1)   3.93%    16.38   October 25,2010   515,065  1,305,275

William B.   10,000(1)   0.79%     9.13   March 2, 2010      57,418    145,509
Lange        40,000(1)   3.15%    12.94   April 19,2010     325,516    824,921


(1) Options vest in equal portions over a four year period and become fully exercisable upon a change in control. Number of shares covered by option grants and exercise price have been adjusted for the February 23, 2001 two-for-one stock split.
(2) Exercise Price equals market price of the Company's Common Stock on the date of grant.
(3) Assumed value at the end of ten year period pursuant to SEC-mandated calculations, although these percentages do not necessarily reflect expected appreciation or actual period of holding by executive.

      The following table provides information regarding the exercise of options during the year ended December 31, 2000, and the number and value of unexercised options held at December 31, 2000, by the individuals named in the Summary Compensation Table above. All share and share-related amounts have been adjusted to reflect the Company's May 15, 1998 and February 23, 2001 two-for-one stock splits.

Aggregate Option Exercises in 2000 and Option Values at December 31, 2000

                             Number of Securities          Value of
                                  Underlying              Unexercised
         Shares                   Unexercised         In-the-Money Options
        Acquired             Options at FY-End (2)       at FY-End (2)
           on      Value
Name    Exercise  Realized Exercisable Unexercisable Exercisable Unexercisable
                    (1)
 Kerry B. 365,964 $5,135,265 252,668     720,000     $2,459,978    $5,778,125
 Skeen

 Thomas   118,000  1,240,236 283,282     367,000      4,075,540     3,187,375
 J.Moore

 Michael   90,000  1,180,937 189,680     147,500      2,854,529     1,208,750
 S. Davis

 Richard      --       --     17,500     132,500        181,563       954,688
 J. Surratt

 William    4,000     30,494   6,000      40,000         67,500       297,500
 B. Lange

(1) Based on difference between option exercise price and market price of Common Stock on date of exercise.
(2) Based upon a market value of the Common Stock of $20.4375 per share as of December 31, 2000.

Employment Agreements

     Under an agreement between the Company and Kerry B. Skeen, which was amended and restated as of December 28, 1999 (the "Skeen Agreement"), the Company has agreed to employ Mr. Skeen as Chief Executive Officer for a three year term that is automatically  extended unless terminated.  The  Skeen  Agreement provides for a minimum annual base salary of $435,000, which amount may be increased from time to time by the Board's Compensation Committee. The Skeen Agreement further provides deferred compensation at a rate of 100% of the annual base salary subject to ten year graduated vesting, and provides that Mr. Skeen shall participate in any bonus plan provided to executive officers generally and in employee benefit and medical plans and other arrangements as the Compensation Committee shall determine. In addition, the Skeen Agreement provides that Mr. Skeen shall be granted options covering a minimum of 200,000 shares per year (adjusted for the February 23, 2001 two-for-one stock split).

     Under the Skeen Agreement, if Mr. Skeen's employment is terminated by the Company without cause, or if he terminates his own employment with good reason (including any termination by the Company or by Mr. Skeen within twelve months after a change in control), or upon Mr. Skeen's death or disability, then: (1) all of Mr. Skeen's options become immediately exercisable; (2) he is paid his year-to-date bonus plus three times his annual bonus;
(3) he is paid his full base salary, deferred compensation, and insurance benefits for 36 months; and (4) he will become fully vested in any deferred compensation. Upon a change in control of the Company, as defined in the Skeen Agreement, Mr. Skeen would receive the amounts and benefits of his severance compensation whether or not his employment is terminated, and certain insurance and other benefits would be extended. The Skeen Agreement also provides for additional benefits during the term of the Skeen Agreement and following any change in control. As discussed below in the Report of the Compensation Committee on Executive Compensation, the Company has agreed to amend the Skeen Agreement to clarify the effect of ACA's restructuring of its agreement with United Airlines and to provide for certain retirement benefits.

     Under an agreement between the Company and Thomas J. Moore, which was amended and restated as of December 28, 1999 (the "Moore Agreement"), the Company has agreed to employ Mr. Moore as President and Chief Operating Officer for a one year term that is continuously extended unless terminated. The Moore Agreement is substantially similar to the Skeen Agreement except that: the minimum annual base salary is $275,000; the deferred compensation rate is a lesser percentage of base salary; the minimum annual stock option grant is 100,000 shares (adjusted for the February 23, 2001 two-for-one stock split); the severance compensation is two years of base pay and bonus (or three years upon a change in control); unexercisable options do not become exercisable except in the event of a change in control; and, the disability period prior to termination is six months.

     Under separate agreements between the Company and Mr. Davis and Mr. Surratt (both of which were restated effective December 28, 1999, and to be executed with Mr. Lange (collectively, the "Officer Agreements"), the Company agreed to employ Mr. Davis as Senior Vice President - Customer Service and Mr. Surratt as
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, and will agree to employ Mr. Lange as Senior Vice President - Operations, each for a one year term. The Officer Agreements provide for automatic twelve month extensions unless earlier terminated, and for annual base salaries, which may be and, for officers subject to Officer Agreements in the past, have been increased from time to time by the Compensation Committee to amounts above that specified in the original agreements. The Officer Agreements provide that Messrs. Davis, Surratt and Lange shall participate in any bonus plan provided to executive officers generally, in the Company's deferred compensation program, and in employee benefit and medical plans and other arrangements as the Compensation Committee shall determine. In the event of termination by the Company "without cause", the terminated officer shall receive his full base salary and major medical insurance coverage for a period of twelve months, and a portion of any annual bonus shall be prorated to the date of termination. Change in control provisions are similar to the Moore Agreement except that compensation would be at a rate of two years of base pay and bonus.

      Deferred compensation for all of the executive officers under the foregoing agreements is presently funded in the form of life insurance. By separate agreement, upon termination of employment the Company will release to the officer its interest in the life insurance policy, including earnings from invested funds in an amount equal to the specified vested percentage (which shall be 100% upon a change in control) of the premiums paid by the Company.

     For all executive officers and other vice presidents, in the event that any payments made in connection with a change in control would be subjected to the excise tax imposed on excess parachute payments by the Internal Revenue Code, the Corporation will "gross-up" the employee's compensation for all such excise taxes and any federal, state and local income tax applicable to such excise tax, penalties and interest thereon. In the event of a change in control, all vice presidents would receive compensation in the form of one years' salary, bonus, and insurance, and all options held by them would become fully exercisable.

              REPORT OF THE COMPENSATION COMMITTEE
                    ON EXECUTIVE COMPENSATION

     Compensation for Messrs. Skeen, Moore, Davis, Surratt, and Lange (the "Senior Executive Officers") consists primarily of base salary, bonus, stock-based awards and participation in a deferred compensation program. Consistent with previous years' compensation practices, in 2000 the Compensation Committee maintained a policy of using primarily operational and financial performance criteria, along with other discretionary factors, as a basis for setting the compensation of its executive officers. The Committee reviewed and considered performance measures for year-to-date improvements by the Company's executive officers and also used industry performance averages as a comparison factor.

     Agreements between the Company and each of the Senior Executive Officers establish minimum base salaries and other compensation and benefits. Following the takeover of one regional carrier and announced acquisition of another regional air carrier by Delta Airlines in 1999, these agreements were amended to provide one-time compensation in the event of a change in control based on a sliding scale proportionate to rank, to continue certain benefits for a specified period, and to provide protection against potential excise taxes.

     Senior Executive Officers participate in the Senior Management Incentive Plan ("SMIP"), under which they may receive a percentage of their salary as bonus. During 2000 SMIP payments were based on percentage improvements in the Company's earnings per share over the prior year, on price performance of the Company's stock relative to its peer group members, each in comparison to targets established by the Committee, and on achievement of start-up of ACJet by a specified date. Maximum payouts range from 100% for the Chief Executive Officer to lesser percentages for other participants. For 2000, although certain SMIP targets were met, participants did not receive any payout under the program in light of the restricted stock grants discussed below. Senior Executive Officers also participate with all other management employees in the Company's Management Incentive Plan ("MIP"), which provides for additional bonus compensation based on the attainment of specified levels of profit margin and operating performance. The 2000 MIP bonus was in the middle one-third of the maximum payout and represented a composite rate made up of actual performance in each of the goal categories.

     In November 2000 the Committee granted restricted stock to the Senior Executive Officers. This grant was approved in recognition of the substantial contributions of these individuals in developing the Company's future growth opportunities and to motivate these executives to remain with the Company and enhance stockholder value. Accordingly, the Committee structured the restricted stock to vest over three years, but to vest all of the stock as early as five months following the grant provided that the Company's stock price increased by at least 25% from the day of the grant.

     In November 2000 the Committee agreed to amend Mr. Skeen's employment agreement (the "Skeen Agreement") to provide certain retirement benefits for Mr. Skeen and to clarify the effect under the Skeen Agreement of ACA's restructuring of its agreement with United Airlines. Under the new retirement provisions, to be incorporated into the Skeen Agreement by a subsequent amendment, Mr. Skeen will be eligible to retire at any time after January 1, 2005 and to receive benefits through age 75 or for 15 years, whichever is greater. Benefits will include consulting fees of 90% of Mr. Skeen's last base salary for 5 years, 75% for the second five years, and 50% thereafter, as well as continuation of certain other benefits provided in the Skeen Agreement. The Committee also considered whether Mr. Skeen may have rights under the Skeen Agreement as a result of a change in his duties following ACA's restructuring of its agreement with United Airlines, and Mr. Skeen has committed to waive any such rights as part of the amendment of the Skeen Agreement.

     The primary factors considered in determining Mr. Skeen's compensation were his performance with respect to the achievement of key strategic, financial, and leadership development objectives. These included his role in the development of the strategy to initiate a significant expansion of the Company's business. Mr. Skeen's compensation for 2000 consisted primarily of the base salary, deferred compensation, an annual bonus under MIP, and option grants totaling 200,000 shares, and the grant of 25,000 shares of restricted stock (share amounts adjusted for the February 23, 2001 two-for-one stock split). His base salary was increased to $435,000 effective October 1, 2000. The only stock options granted to him were contractual options pursuant to his employment agreement. The primary factors considered in the amendment to the Skeen Agreement to provide specific retirement benefits were to provide incentives for Mr. Skeen to continue in his current role for an extended period and to maintain a continuing role with the Company thereafter, to provide an incentive for Mr. Skeen to waive certain potential rights under his employment agreement, and to conform to industry standards. During the first quarter of 2000 Mr. Skeen repaid a loan that had been made to him by the Company in May 1999 in the amount of $2 million, bearing interest at prime, and repayable within one year.

     Section 162(m) of the Internal Revenue Code, disallows corporate tax deductions for compensation in excess of $1 million paid to each of the five highest paid officers of the Company unless such compensation is deemed performance related within the meaning of Section 162(m). SMIP and MIP bonuses and stock options granted to executive officers under the Company's plans are designed so that compensation realized by the executives can qualify as "performance based compensation" which is not subject to Section 162(m). However, in order to maintain flexibility in motivating and compensating Company executives, the Committee has not adopted a policy that all compensation will qualify as "performance based compensation."

                             Compensation
                              Committee

                           C. Edward Acker,
                               Chairman
                          Robert E. Buchanan
                           Dr. Judy Shelton
                           John M. Sullivan

Compensation Committee Interlocks and Insider Participation

     During  2000 Mr. Acker served as an officer of  one  of  the
Company's  subsidiaries, and together with Dr. Shelton  and  with
Messrs.   Buchanan  and  Sullivan,  served  on  the  Compensation
Committee.

                     AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements to accounting principles generally accepted in the United States of America.

     The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee serves a board-level oversight role where it receives information from, consults with and provides its views and directions to management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

     In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2000 (the "Audited Financial Statements"). The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

     Following the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                           Audit Committee

                     James C. Miller III, Chairman
                       Susan MacGregor Coughlin
                          Daniel L. McGinnis

Company Stock Performance Graph

      The graph below compares the cumulative total return on Atlantic Coast Airlines Holdings, Inc. ("ACAI") Common Stock for the last five fiscal years with the cumulative total return on the Nasdaq Market Index and the peer group index selected by the Company. The comparison assumes an investment of $100 each in the Company's Common Stock, the Nasdaq Market Index and the peer group on December 31, 1995, with dividends reinvested when they are paid. The companies included in the peer group are Mesa Air Group, Inc., Mesaba Holdings, Inc., Midway Airlines Corporation, and SkyWest Airlines, Inc. The peer group does not include Comair Holdings, Inc., which was included in the peer group in prior years but was acquired during 2000. In the calculation of the annual cumulative stockholder return of the peer group index, the stockholder returns of the companies included in the peer group are weighted according to their stock market capitalization.

                  			                 	Cumulative Total Retur
	                              	12/95  	12/96  	12/97  	12/98  	12/99  	12/00

ATLANTIC COAST AIRLINES
 HOLDINGS, INC.               	100.00  119.51 	309.76 	487.80 	463.41 	797.56
PEER GROUP	                   	100.00 	123.04 	150.69 	212.51 	394.92 	237.62
NASDAQ STOCK MARKET (U.S.)	   	100.00  	99.94 	148.56 	228.94 	164.54 	280.66

                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

	The following table sets forth certain information, as of December 31, 2000
 (except as noted otherwise), concerning beneficial ownership of the Common
 Stock by each person known by the Company, based upon Schedule 13D/G filings with the SEC, to own beneficially more than five percent of the outstanding shares of the Common Stock.  Except as noted otherwise, all amounts reflected in the table represent shares in which the beneficial owners have sole voting and investment power.  Share information has been adjusted to reflect the two-for-one stock split paid as a stock dividend on February
 23, 2001.


                                                     Number of Shares
                                                    Beneficially Owned
Name                                          	Shares             	Percent
Gordon A. Cain                              	4,220,800              	9.9%
Eight Greenway Plaza
Suite 702
Houston, TX  77046

Franklin Resources, Inc.                     3,842,600 (1)           9.0%
777 Mariners Island Boulevard
San Mateo, CA  94404

Vanguard Horizon Funds - Vanguard            3,200,000 (2)           7.5%
Capital Opportunity Fund
P.O. Box 2600
Valley Forge, PA  19482

(1) Based solely upon Amendment No. 4 to Franklin Resources, Inc.'s Schedule 13G, which they filed on February 1, 2001, which has been adjusted for the two-for-one stock split paid as a stock dividend on February 23, 2001.
(2) Based solely upon Amendment No. 1 to Vanguard Horizon Funds - Vanguard Capital Opportunity Fund's Schedule 13G, which they filed on
 February 12, 2001, which has been adjusted for the two-for-one stock split paid as a stock dividend on February 23, 2001.

                    SECURITY OWNERSHIP OF MANAGEMENT
 The following table sets forth certain information, as of April 1, 2001, concerning beneficial ownership of the Company's Common Stock by (i) each director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all directors and executive officers of the Company as a group. Except for the effect of community property laws and as noted otherwise all amounts reflected in the table represent shares in which the beneficial owners have sole voting and investment power.
 All share information reflects the two-for-one stock split paid as a stock dividend on February 23, 2001.

                                                          	Number of Shares
                                                       	Beneficially Owned (1)
Name	                                              Shares             	Percent
Kerry B. Skeen                                    	717,256              	1.7%
Thomas J. Moore                                   	363,654                *
C. Edward Acker                                 	1,300,400	              3.0%
Robert E. Buchanan                                 	60,000                *
Susan MacGregor Coughlin                           	25,660               	*
Daniel L. McGinnis                                  	5,950               	*
James C. Miller III                                	52,000               	*
Judy Shelton                                        	8,000               	*
John M. Sullivan                                   	16,000               	*
Michael S. Davis                                  	217,014               	*
Richard J. Surratt                                 	36,500               	*
William B. Lange                                    	6,000               	*
All directors and executive officers
as a group (14 persons)	                         2,944,376               6.6%

* Less than one percent.

(1)	Includes options and restricted stock that are exercisable on or within
 60 days after April 1, 2001, as follows: Mr. Skeen, 367,668 shares;
 Mr. Moore, 330,283 shares; Mr., Acker, 700,000 shares; Mr. Buchanan, 28,000 shares; Mrs. Coughlin, 28,000 shares; Mr. McGinnis, 12,000 shares,
 Mr. Miller, 28,000 shares; Dr. Shelton, 12,000 shares, Mr. Sullivan, 28,000 shares; Mr. Davis, 221,181 shares, Mr. Lange, 22,000 shares, and
 Mr. Surratt, 26,500 shares.

            SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Common Stock to file with the Securities Exchange Commission, the Nasdaq Stock Market and the Company reports on Forms 4 and Forms 5 reflecting transactions affecting beneficial ownership.
 Based solely upon its review of the copies of such forms received by it, the Company believes that, during fiscal year 2000, all persons complied with such filing requirements except that Mr. Skeen did not timely file a Form 4 to report an exercise of an option to purchase certain shares.

                        EXPENSES OF SOLICITATION

	The costs of the solicitation of proxies will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed Proxy
 Card and the Company's 2000 Annual Report, and the reimbursement of brokerage firms and others for reasonable expenses incurred by them in connection with the forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation.

                         STOCKHOLDER PROPOSALS

	Securities and Exchange Commission regulations permit stockholders to submit certain types of proposals for inclusion in the Company's proxy statement. Any such proposals for the Company's Annual Meeting of Stockholders to be held in 2002 must be submitted to the Company on or before December 24, 2001, and must comply with the requirements of Securities and Exchange Commission Rule 14a-8 in order to be eligible for inclusion in proxy materials relating to that meeting. Such proposals should be sent to: Atlantic Coast Airlines Holdings, Inc.,
 Attn:  Secretary, 45200 Business Court, Dulles, Virginia 20166.
 The submission of a stockholder proposal does not guarantee that it will be included in the Company's proxy statement.

	Alternatively, stockholders of record may introduce certain types of proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to the Board of Directors. Under the Company's Bylaws, unless the date of the 2002 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2001 Annual Meeting, notice of any such proposal or nomination must be provided in writing to the Secretary of the Company no later than March 1, 2002 and not before January 30, 2002. Stockholders wishing to make such proposals or nominations must in addition satisfy other requirements under the Company's Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgement on any such proposal submitted by a stockholder.

___________________________

	Please complete, date, sign and return promptly the accompanying Proxy Card in the postage-paid envelope enclosed for your convenience. Signing and returning the Proxy Card will not prevent record holders or beneficial holders who obtain a valid proxy from voting in person at the Meeting.


April 23, 2001
Dulles, Virginia



                                 Appendix A

                  ATLANTIC COAST AIRLINES HOLDINGS, INC.
                         AUDIT COMMITTEE CHARTER


	1.	Members.  The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of "independent" directors of the
 Board, and shall designate one member as chairperson.  For purposes hereof,
 "independent" shall mean a director who meets the National Association of
 Securities Dealers, Inc. ("NASD") definition of "independence."

	Each member of the Company's audit committee must be financially literate and one member of the audit committee shall have accounting or related financial management expertise, both as provided in the NASD rules.

	2.	Purposes, Duties, and Responsibilities.  The Audit Committee shall represent the Board of Directors in discharging its responsibility relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee shall:

	(i)	Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditors of the Company, which firm shall be ultimately accountable to the Board of Directors through the Audit Committee.

	(ii)	Review with the independent auditors their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters.

	(iii)	Review with management and with the independent auditors the results of any significant matters identified as a result of the independent auditors' interim review procedures prior to the filing of each 10(Q) or as soon thereafter as possible.  The Audit Committee Chair may perform this responsibility on behalf of the Audit Committee.

(iv)	Review the written statement from the outside auditor of the Company concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and assess the independence of the outside auditor as required under Independent Standard Boards Standard No. 1.

	(v)	Review and discuss with management and the independent auditors the audited financial statements of the Company, including an analysis of the auditors' judgment as to the quality of the Company's accounting principles.

	(vi)	Review the adequacy of the Company's internal controls.

	(vii)	Review significant changes in the accounting policies of the Company and proposed accounting and financial reporting rule changes that may have a significant impact on the Company's financial statements.

 (viii) Review material pending legal proceedings involving the Company and other contingent liabilities.

 (ix) Review the adequacy of the Audit Committee Charter on an annual basis.

 3. Meetings. The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgement, generally four times each year, either in person or telephonically. The Audit Committee shall meet in executive session with the independent auditors at least annually. The Audit Committee may create subcommittees who shall report to the Audit Committee. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

                ATLANTIC COAST AIRLINES HOLDINGS, INC.

 Proxy solicited by the Board of Directors for Annual Meeting - May 30, 2001.

 Each of the undersigned, revoking all other proxies heretofor given, hereby constitutes and appoints Richard J. Surratt and Richard J. Kennedy, and each of them, with full power of substitution, as proxy or proxies to represent and vote all shares of Common Stock, par value $.02 per share (the "Common Stock") owned by the undersigned at the Annual Meeting and any adjournments or postponements thereof. The Company's stock may be voted by or at the direction of non-U.S. citizens, provided that shares they own have been registered and the Company's Foreign Stock Registry or are registered for voting at the Annual Meeting. See reverse side to request that shares be so registered. By signing below, the undersigned represents that it is a U.S. citizen (as defined in the Proxy Statement) or that the shares represented by this proxy have been registered in the Company's Foreign Stock Registry or are requested to be registered for this Annual Meeting.


 The Board of Directors recommends a vote FOR Items 1, 2 and 3 to be voted upon at the Annual Meeting:

1.	Election of all nominees listed to the Board of Directors, except as noted
 (write the names of the nominees, if any, for whom you withhold authority to vote). Nominees: Kerry B. Skeen, Thomas J. Moore, C. Edward Acker, Robert
 E. Buchanan, Susan MacGregor Coughlin, Daniel L. McGinnis, James C. Miller
 III, Judy Shelton and John M. Sullivan.

FOR all nominees  __	WITHHOLD AUTHORITY to vote for all nominees  __
__ For all except:  ______________________________.

2. To approve amendment to the Company's Certificate of Incorporation to increase the Company's authorized shares to 171,000,000.
FOR __ AGAINST __ ABSTAIN __

3. To ratify selection of KPMG LLP as the Company's independent auditors for the current year.
FOR __	AGAINST  __	ABSTAIN  __

X  PLEASE MARK VOTES AS IN THIS EXAMPLE 		(Continued and to be signed and
 dated on the reverse side)

 THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN IN THIS PROXY. IF NOT OTHERWISE DIRECTED HEREIN, SHARES REPRESENTED
 BY THIS PROXY WILL BE VOTED FOR ITEM 1 (ELECTION OF DIRECTORS), FOR ITEM 2 (AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION) AND FOR ITEM 3 (RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS). IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE
 VOTED ON SUCH MATTERS AS THE PROXIES NAMED HEREIN, IN THEIR SOLE DISCRETION, MAY DETERMINE.

PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.


Date _________________________, 2001.
Signature ___________________________
Title _______________________________
___________________________________
(Signature, if Held Jointly)
 Please sign exactly as name appears hereon. Please manually date this card. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

__	Check box to request that shares be 	registered for voting by a non-U.S.
	citizen at the Annual Meeting.